                                                                      Exhibit 25


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                            ------------------------

                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)

                                                           13-5266470
                                                           (I.R.S. employer
                                                           identification no.)

399 Park Avenue, New York, New York                        10043
(Address of principal executive office)                    (Zip Code)
                             -----------------------

                             Rockwell Collins, Inc.
               (Exact name of obligor as specified in its charter)

Delaware                                                   52-2314475
(State or other jurisdiction of                            (I.R.S. employer
incorporation or organization)                             identification no.)


400 Collins Road NE
Cedar Rapids, Iowa                                         52498
(Address of principal executive offices)                   (Zip Code)

                            -------------------------

                             Senior Debt Securities
                       (Title of the indenture securities)

Item 1.  General Information.

                  Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                  Name                                        Address
                  ----                                        -------
                  Comptroller of the Currency                 Washington, D.C.

                  Federal Reserve Bank of New York            New York, NY
                  33 Liberty Street
                  New York, NY

                  Federal Deposit Insurance Corporation       Washington, D.C.

         (b)      Whether it is authorized to exercise corporate trust powers.

                  Yes.

Item 2.  Affiliations with Obligor.

                  If the obligor is an affiliate of the trustee, describe each such affiliation.

                  None.

Item 16. List of Exhibits.

                  List below all exhibits filed as a part of this Statement of Eligibility.

                  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

                  Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

                  Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

                  Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

                  Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

                  Exhibit 5 - Not applicable.

                  Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

                  Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of June 30, 2001 - attached)

                  Exhibit 8 - Not applicable.

                  Exhibit 9 - Not applicable.

                               ------------------


                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 18th day of October, 2001.



                                      CITIBANK, N.A.

                                      By       /s/Nancy Forte
                                               --------------------------
                                               Nancy Forte
                                               Assistant Vice President

Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF
Citibank, N.A. of New York in the State of New York, at the close of business on June 30, 2001, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

ASSETS                                                THOUSANDS OF DOLLARS
Cash and balances due from
         depository institutions:

Noninterest-bearing balances
         and currency and coin ...................       $  9,584,000

Interest-bearing balances ........................         17,387,000

Held-to-maturity securities ......................                  0

Available-for-sale securities ....................         38,680,000

Federal funds sold and
         securities purchased under
         agreements to resell ....................         14,143,000

Loans and leases held for sale ...................         10,171,000

Loans and lease financing
         receivables:

         Loans and Leases, net of
         unearned income .........................        238,620,000

LESS: Allowance for loan and lease
         losses ..................................          4,532,000
                                                         ------------

Loans and leases, net of unearned
         income, allowance, and reserve ..........        234,088,000

Trading assets ...................................         35,100,000

Premises and fixed assets
         (including capitalized leases) ..........          3,911,000

Other real estate owned ..........................            261,000

Investments in unconsolidated
         subsidiaries and associated
         companies ...............................            862,000

Customers' liability to this bank
         on acceptances outstanding ..............          1,160,000

Intangible assets: Goodwill ......................          2,433,000

Intangible assets: Other intangible
          assets .................................          3,610,000

Other assets .....................................         20,791,000
                                                         ------------

TOTAL ASSETS .....................................       $392,181,000
                                                         ============

LIABILITIES

Deposits: In domestic offices ....................       $ 73,813,000

Noninterest-bearing ..............................         14,495,000

Interest-bearing .................................         59,318,000

In foreign offices, Edge and
         Agreement subsidiaries,
         and IBFs ................................        208,338,000

Noninterest-bearing ..............................         14,372,000

Interest-bearing .................................        193,966,000

Federal funds purchased and securities
         sold under agreements
         to repurchase ...........................         11,307,000

Demand notes issued to the
         U.S. Treasury ...........................                  0

Trading liabilities ..............................         20,654,000

Other borrowed money (includes
         mortgage indebtedness and
         obligations under capitalized
         leases): ss .............................         21,841,000

Bank's liability on acceptances
         executed and outstanding ................          1,160,000

Subordinated notes and debentures ................          8,675,000

Other liabilities ................................         18,198,000
                                                         ------------

TOTAL LIABILITIES ................................       $363,986,000
                                                         ------------

MINORITY INTEREST IN CONSOLIDATED
SUBSIDIARIES .....................................            211,000

EQUITY CAPITAL
Perpetual preferred stock and
         related surplus .........................                  0

Common stock .....................................            751,000

Surplus ..........................................         11,584,000

Undivided profits and capital
         reserves ................................         16,506,000

Accumulated net gains (losses)
         on cash flow hedges .....................           (857,000)

Other equity capital components ..................                  0
                                                         ------------

TOTAL EQUITY CAPITAL .............................       $ 27,984,000
                                                         ------------

TOTAL LIABILITIES AND EQUITY
         CAPITAL .................................       $392,181,000
                                                         ============

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

ROGER W. TRUPIN CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

ALAN S. MACDONALD

WILLIAM R. RHODES

VICTOR J. MENEZES

DIRECTORS